FIRST VIRTUAL COMMUNICATIONS, INC. EFFECTS NAME
CHANGE AND RECEIVES NEW CUSIP NUMBER

Honolulu, Hawaii December 30, 2005: US Dry Cleaning Corporation (formerly known as First Virtual Communications, Inc.) today announced that it changed its name to “US Dry Cleaning Corporation”, and the new CUSIP number for its common stock is 903333 10 2, effective Friday, December 30, 2005.

Contact:
US Dry Cleaning Corporation
Attention: Michael E. Drace
Phone: (808) 843-3700